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                                                                     EXHIBIT 4.1
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                       AMENDMENT TO AMENDED AND RESTATED
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                        COMMON SHARES RIGHTS AGREEMENT
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     This Amendment (the "Amendment") is made effective as of January 20, 1995 to the Common Shares Rights Agreement (the "Agreement") dated as of December 12, 1988 and Amended and Restated as of June 30, 1991, and as further amended August 19, 1994, between Pyramid Technology Corporation, a Delaware corporation (the "Company"), and Chemical Trust Company of California (the "Rights Agent").

     The Company has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 20, 1995 among the Company, Siemens Nixdorf Informationssysteme AG, a corporation organized under the laws of the Federal Republic of Germany ("Parent") and Siemens Nixdorf Mid-Range Acquisition Corp., a Delaware corporation ("Purchaser"), pursuant to which Purchaser shall make a cash tender offer (the "Offer") to acquire all of the issued and outstanding shares of Common Stock of the Company (all issued and outstanding shares of Common Stock of the Company being referred to herein as the "Common Shares") for $16.00 per Share. In furtherance of such acquisition, all necessary corporate action on the part of each of Parent, Purchaser and the Company has been taken to approve the merger of Purchaser with and into the Company or, at the election of Purchaser and Parent, the merger of the Company with and into Purchaser (the "Merger") following consummation of the Offer.

     In connection with its approval of the Offer and the Merger, the Company's Board of Directors, on January 20, 1995, authorized the taking of such action by the Company as is
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necessary to make the provisions of the Agreement inapplicable to the making of the Offer, the purchase of the Common Shares, the execution of the Merger Agreement and any other transaction contemplated by the Merger Agreement (the "Transactions"). Accordingly, the Company and the Rights Agent desire to amend the Agreement as set forth herein in accordance with Section 27 of the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby amend the Agreement and agree as follows:

     1.   Amendment to Section 1(a).  Section 1(a) of the Agreement is hereby
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amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Section 1(a) to the contrary, none of the execution of the Merger Agreement, the making of the Offer, the purchase of the Common Shares pursuant to the Offer or the Merger shall cause Parent, Purchaser nor any of their Affiliates or Associates to become an `Acquiring Person.'"

     2.   Amendment to Section 1(c).  Section 1(c) of the Agreement is hereby
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amended to add an additional paragraph immediately following subparagraph (iii)
thereof:

     "Notwithstanding anything in this Section 1(c) to the contrary, Parent, Purchaser and their Affiliates and Associates shall not be deemed the `Beneficial Owner' of or to `beneficially own' pursuant to Sections 1(c)(i), 1(c)(ii), 1(c)(iii) above any securities which any of them may acquire, or may have or be deemed to have the right to acquire or vote, or as a result of any action taken, pursuant to or in compliance with, and on or after the date of, the Merger Agreement."

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     3.   Amendment to Section 1(h).  Section 1(h) of the Agreement is hereby
          -------------------------
amended to add the following sentence at the end thereof:

     "Notwithstanding anything in this Section 1(h) to the contrary, none of the execution of the Merger Agreement, the making of the Offer, the purchase of the Common Shares pursuant to the Offer or the Merger shall cause a `Distribution Date' to occur."

     4.   Amendment to Section 1(k).  Section 1(k) of the Agreement is hereby
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amended to read in its entirety as follows:

     "`Final Expiration Date' shall mean the earlier to occur of (i) immediately prior to the purchase of the Common Shares by Purchaser pursuant to the Offer or
(ii) December 12, 1998."

     5.   Amendment to Section 1(s).  Section 1(s) of the Agreement is hereby
          -------------------------
amended to add the following clause at the end thereof:
          ", other than the Merger (as defined in the Merger Agreement)."

     6.   Amendment to Section 1(t).  Section 1(t) of the Agreement is hereby
          -------------------------
amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Section 1(t) to the contrary, none of the execution of the Merger Agreement, the making of the Offer, the purchase of the Common Shares pursuant to the Offer or the Merger shall cause a `Shares Acquisition Date' to occur."

     7.   Amendment to Section 1(x).  Section 1(x) of the Agreement is hereby
          -------------------------
amended to add the following sentence at the end thereof:

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          "Notwithstanding anything in this Section 1(x) to the contrary, none of the execution of the Merger Agreement, the making of the Offer, the purchase of the Common Shares pursuant to the Offer or the Merger shall cause a `Triggering Event' to occur."

     8.   Amendment to Add Sections 1(y), 1(z), 1(aa) and 1(bb).  Section 1 of
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the Agreement is hereby amended to add additional subsections (y), (z), (aa) and
(bb) to read in their entirety as follows:

               "(y) `Merger Agreement' shall mean the Agreement and Plan of Merger dated as of January 20, 1995 among Parent, Purchaser and the Company, as the same may hereafter be amended.

                (z) `Parent' shall mean Siemens Nixdorf Informationssysteme, AG, a corporation organized under the laws of the Federal Republic of Germany.

               (aa) `Purchaser' shall mean Siemens Nixdorf Mid-Range Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent.

               (bb) `Transactions' shall mean all transactions contemplated by the Merger Agreement, including, without limitation, the Merger (as defined in the Merger Agreement)."

     9.   Amendment to Add Section 13(g).  Section 13 of the Agreement is hereby
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amended to add additional subsection (g) to read in its entirety as follows:

               "(g) Notwithstanding anything in this Agreement to the contrary,
          Section 13 shall not be applicable to the Merger (as defined in the Merger Agreement). Upon consummation of the Merger, all Rights hereunder shall expire."

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     10.  Consent Required to Amend.  As long as neither Parent nor Purchaser is
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in material breach of the Merger Agreement and the Merger Agreement has not been terminated in accordance with its terms, the provisions of this Amendment and their substantive effect may not be amended or modified without the consent of Parent and Merger Subsidiary.

     11.  Effect of Amendment.  Except as expressly modified herein, the
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Agreement shall remain in full force and effect.

     12.  Counterparts.  This Amendment may be executed in any number of
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counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year first above written.


                                           PYRAMID TECHNOLOGY CORPORATION,
                                           a Delaware corporation


                                           By:________________________

                                           Title:_____________________



                                           CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                           as Rights Agent


                                           By:________________________

                                           Title:_____________________



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